EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
Section 906 Certifications

In connection with the annual report for the year ended December 31, 2022 on Form 10-K (the “Annual Report”), of EchoStar Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof, I, Hamid Akhavan, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i)    the Annual Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)    the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 22, 2023

By:	/s/ Hamid Akhavan
Name:	Hamid Akhavan
Title:	Chief Executive Officer and President
(Principal Executive Officer and Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Annual Report or as a separate disclosure document.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.